Calculation of Filing Fee Tables
S-3
Oruka Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(o)	31,662,806	$ 15.325	$ 485,232,501.95	0.0001381	$ 67,010.61
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 485,232,501.95		$ 67,010.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 67,010.61
Offering Note
[1]	The Amount Registered represents the shares of common stock, $0.001 par value per share (the Common Stock) of Oruka Therapeutics, Inc. (the Registrant) that will be offered for resale by the selling stockholders pursuant to the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The Amount Registered represents (i) 10,933,405 shares of Common Stock in respect of the September 2025 Private Placement Common Shares (as defined in this Registration Statement) (ii) 1,066,666 shares of Common Stock issuable upon the exercise of the September 2025 Pre-Funded Warrants (as defined in this Registration Statement) and (iii) 19,662,735 shares of Common Stock held by entities affiliated with Fairmount Funds Management LLC, consisting of (A) 2,936,922 shares of Common Stock, (B) 5,297,664 shares of Common Stock issuable upon the exercise of pre-funded warrants and (C) 11,428,149 shares of Common Stock issuable upon the conversion of 137,138 shares of Series B Preferred Stock. The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the SEC) on November 14, 2024 (File No. 333-283212) (the Initial Registration Statement) which was declared effective on November 26, 2024 and amended pursuant to a post-effective amendment filed on March 6, 2025. The Initial Registration Statement related to the resale of up to 8,719,000 shares of Common Stock by selling stockholders. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 7,763,000 shares of unsold securities (the Unsold Securities), that were previously registered on the Initial Registration Statement. In connection with the registration of the Unsold Securities on the Initial Registration Statement, the Registrant paid a filing fee of $30,194.23 (calculated at the filing fee rate in effect at the time of the filing of the Initial Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Initial Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the 31,662,806 shares of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Registrant's common stock as reported on the Nasdaq Global Market on September 26, 2025 (a date within five business days prior to the filing of this Registration Statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, $0.001 par value per share	7,763,000	$ 197,219,015.00	S-1	333-283212	11/26/2024
Prospectus Note
[1]	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered include such indeterminate number of shares of common stock and preferred stock as may be issuable as a result of any stock splits, stock dividends or similar transactions. The Amount of Securities Previously Registered consists of (i) 7,083,000 shares of Common Stock in respect of the September 2024 Private Placement Common Shares (including shares of Common Stock that were issued upon the conversion of shares of Series A preferred stock into shares of Common Stock in November 2024) and (ii) 680,000 shares of Common Stock issuable upon the exercise of the September 2024 Pre-Funded Warrants held by certain selling stockholders. The Maximum Aggregate Offering Price of Securities Previously Registered is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on the Nasdaq Global Market on November 7, 2024, in accordance with Rule 457(c) under the Securities Act.